EXHIBIT 99.1 — Press release
For Release After Market Close
October 8, 2007
Peoples Educational Holdings, Inc. Reports First Quarter Fiscal 2008 Results
Saddle Brook, New Jersey, October 8, 2007 — Peoples Educational Holdings, Inc. (NASDAQ: PEDH), a leading provider of supplemental educational material for the K-12 school market, today announced its fiscal 2008, first quarter ended August 31, 2007 financial results.
Revenue was $16.8 million, up 10% from the same period in the prior year. Revenue from the Test Preparation, Assessment and Instruction product group was $7.3 million, up 2% over the same period in the prior year. College Preparation revenue was $9.5 million, up 17% from the prior year. Net Income was $1.2 million or $0.26 per share, compared to $1.0 million or $0.23 per share in the prior year. Non-GAAP EPS, which excludes non-recurring costs and adjusts for the difference between prepublication expenditures and amortization, was $0.28 per share compared to $0.18 per share in the prior year.
Financial Highlights
•	Direct Costs efficiencies realized in the prior year are being maintained. Direct costs in total have increased from 50.6% of revenue to 51.6%, however this increase is due to revenue mix. Product costs, as a percentage of revenue within our Testing, Assessment and Instruction, and College Preparation product groups are consistent with the prior year.

•	Administrative expenses for the period decreased 7% on a year-over year basis to $1.2 million.

•	Operating income increased 18% on a year-over-year basis to $2.3 million.

•	Free cash flow (defined as cash from operations, less capital expenditures) improved $2.4 million on a year-over-year basis from $893,000 in the prior year to $3.3 million.

•	Focused Instruction revenue for the period increased 23% on a year-over-year basis due to increased market penetration and the release of new product. In addition, at the end of the quarter the Company launched its new Focused Instruction product, Turbo Math.
Business Outlook
Brian T. Beckwith, President and CEO commented, “The first fiscal quarter has historically been the largest and most profitable quarter for Peoples Education. We are pleased to report double-digit growth in sales, EPS, and non-GAAP EPS, as well as strong growth in our free cash flow.”
“Given the seasonality of our business, these results are consistent with our previous fiscal year 2008 guidance. We continue to project full year revenue of between $43 and $45 million, and EPS of $0.15 and $0.20. We expect non-GAAP EPS to be between $0.46 and $0.51. We project that positive free cash flow will range between $3.5 and $4.0 million for the year.”
Use of Non-GAAP Financial Measures
Some of the measures in this press release are non-GAAP financial measures within the meaning of SEC Regulation G. Peoples Educational Holdings, Inc. believes presenting non-GAAP net income and non-GAAP earnings per share and free cash flow are useful to investors because it describes the operating performance of the Company and helps investors gauge the Company’s ability to generate cash flow excluding non-recurring charges and fluctuations between new product development amortization and new product development expenditures. Company management uses these non-GAAP measures as important indicators of the Company’s past performance and to plan and forecast performance in future periods. The non-GAAP financial information Peoples Educational Holdings presents, may not be comparable to similarly titled financial measures used by other companies, and investors should not consider non-GAAP financial measures in isolation from, or in substitution for, financial information presented in compliance with GAAP.

About Peoples Educational Holdings, Inc.
Peoples Educational Holdings, Inc. is a publisher and marketer of print and electronic educational materials for the K-12 school market. The Company focuses its efforts in two market areas:
Test Preparation, Assessment, and Instruction
Test Preparation and Assessment: The Company creates and sells state customized, print and electronic, test preparation and assessment materials that help teachers prepare students for success in school and for required state proficiency tests, grades 2-12.
Instruction: The Company produces and sells proprietary state customized print worktexts and print and web-based delivered assessments, for Grades 2-8. These products provide students with in-depth instruction and practice in reading, language arts, and mathematics. In addition, the Company’s backlist remedial and multicultural products are included in this group.
College Preparation
The Company distributes instructional materials that meet the academic standards high schools require for honors, college preparation, and Advanced Placement courses. The Company is the exclusive high school distributor for two major college publishers, and also creates proprietary supplemental materials for this market.
The Company’s proprietary products are supplemental in nature. They are predominately soft-cover, high gross profit margin titles that can be sold efficiently through the Company’s direct sales force, as well as through catalogs, direct mail, telemarketing, and independent commission sales representatives. Distributed products are both basal and supplemental in nature.

Forward-Looking Statements
This press release contains forward-looking statements regarding the Company and its markets as defined in section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve a number of risks and uncertainties, including (1) demand from major customers, (2) effects of competition, (3) changes in product or customer mix or revenues and in the level of operating expenses, (4) rapidly changing technologies and the Company’s ability to respond thereto, (5) the impact of competitive products and pricing, (6) local and state levels of educational spending, (7) ability to retain qualified personnel, (8) ability to retain its distribution agreements in the College Preparation market, (9) the sufficiency of the Company’s copyright protection, and (10) ability to continue to rely on the services of a third party warehouse, and other factors as discussed in the Company’s filings with the SEC. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company undertakes no obligation to revise any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report. Readers are urged to carefully review and consider the various disclosures made by the Company in this press release and the reports the Company files with the Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that may affect the Company’s business and results of operations.
Contacts:
Peoples Education, Inc., Saddle Brook, NJ
Investor Contact: Michael L. DeMarco
Press Contact: Michael L. DeMarco
Phone: 201-712-0090
investorrelations@peoplesed.com

PEOPLES EDUCATIONAL HOLDINGS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In Thousands-Except Shares)

	(Unaudited)
	August 31, 2007	May 31, 2007
ASSETS

Current Assets
Cash	$156	$98
Accounts Receivable Net of Allowances for Doubtful Accounts and Returns	7,792	3,961
Inventory	5,035	5,270
Prepaid Expenses and Other	451	334
Prepaid Marketing Expenses	979	638
Deferred Income Taxes	871	871

Total Current Assets	15,284	11,172

Equipment and Leasehold Improvements- At Cost, Less Accumulated Depreciation of $1,767 and $1,692, respectively	655	697

Other Assets
Deferred Prepublication Costs, Net	17,080	17,180
Deferred Income Taxes	386	1,155
Trademarks, Net	170	141
Prepaid Expenses and Other	329	370
Prepaid Marketing Expenses	901	1,036

Total Other Assets	18,866	19,882

Total Assets	$34,805	$31,751

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Current Maturities of Long Term Obligations	$603	$649
Accounts Payable	11,312	6,304
Accrued Compensation	373	547
Other Accrued Expenses	378	327
Deferred Revenue	564	327

Total Current Liabilities	13,230	8,154

Long Term Obligations, Less Current Maturities	13,208	16,405

Total Liabilities	26,438	24,559

Commitments and Contingencies

Stockholders’ Equity
Preferred Stock, authorized 1,500,000 shares; none issued
Common Stock, $0.02 par value; authorized 8,500,000 shares; issued: 4,441,173 as to both periods	89	89
Additional Paid In Capital	7,887	7,875
Retained Earnings (Accumulated Deficit)	455	(708)
Treasury Stock - 16,232 shares as to both periods, at cost	(64)	(64)

Total Stockholders’ Equity	8,367	7,192

Total Liabilities and Stockholders’ Equity	$34,805	$31,751

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In Thousands, Except EPS)

	Three Months Ended
	August 31,
	2007	2006

Revenue, Net	$16,867	$15,347

Cost of Revenue
Direct Costs	8,703	7,758
Prepublication Cost Amortization	1,703	1,443

Total	10,406	9,201

Gross Profit	6,461	6,146

Selling, General and Administrative Expenses	4,129	4,167

Income from Operations	2,332	1,979

Other Expenses (Income), Net	12	(6)
Interest Expense	388	258

Net Income Before Income Taxes	1,932	1,727

Income Tax Expense	769	691

Net Income	$1,163	$1,036

Net Income per Common Share:
Basic	$0.26	$0.23
Diluted	$0.26	$0.23

Weighted-average Number of
Common Shares Outstanding:
Basic	4,409	4,439
Diluted	4,499	4,595

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Thousands)

	Three Months Ended
	August 31,
	2007	2006
Cash Flows From Operating Activities
Net Income	$1,163	$1,036
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities
Depreciation	75	82
Amortization of Prepublication Costs and Intangible Assets	1,704	1,446
Stock-Based Compensation	12	28
Deferred Income Taxes	769	692
Changes in Assets and Liabilities
Accounts Receivable	(3,831)	(3,882)
Inventory	235	(348)
Prepaid Expenses and Other	(76)	(58)
Prepaid Marketing Expenses	(206)	—
Accounts Payable and Accrued Expenses	4,885	3,788
Deferred Revenue	237	5
Income Taxes Payable or Refundable	—	3

Net Cash Provided By Operating Activities	4,967	2,792

Cash Flows From Investing Activities
Purchases of Equipment and Leasehold Improvements	(33)	(81)
Expenditures for Intangibles	(30)	(14)
Expenditures for Prepublication Costs	(1,603)	(1,804)

Net Cash Used In Investing Activities	(1,666)	(1,899)

Cash Flows From Financing Activities
Net Borrowings Under Line of Credit	(3,187)	(962)
Purchases of Treasury Stock	—	(4)
Principal Payments On Long-Term Debt	(56)	(280)

Net Cash Used In Financing Activities	(3,243)	(1,246)

Net Increase (Decrease) in Cash	58	(353)

Cash
Beginning of Period	98	750

End of Period	$156	$397

Supplemental Cash Flow Information
Cash Payments for:
Interest	$344	$258
Income Taxes	$—	$—

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(In Thousands — Except per Share Data)

	Three Months Ended
	8/31/2007	8/31/2006
Net Cash Provided by Operating Activities	$4,967	$2,792
Cash Expenditures for Fixed Assets and Intangibles	(63)	(95)
Cash Expenditures for Prepublication Costs	(1,603)	(1,804)

Free Cash Flow	$3,301	$893

Reconciliation of Net Income to non-GAAP Adjusted Net Income
(In Thousands — Except per Share Data)

	Three Months Ended
	8/31/2007	8/31/2006
Net Income	$1,163	$1,036
Amortization of Prepublications Costs	1,703	1,443
Cash Expenditures for Prepublication Costs	(1,603)	(1,804)
Adjusted Benefit for Income Taxes	(40)	144

Non-GAAP Net Income	$1,223	$819

Basic Weighted Shares Outstanding	4,409	4,439

Non-GAAP Earnings Per Share	$0.28	$0.18